FOR IMMEDIATE RELEASE                                               EXHIBIT 99.1

CONTACT:
Mike Rohrkemper, CFO
(859) 586-0600 x1416
investor@pomeroy.com
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                      POMEROY IT SOLUTIONS, INC. ANNOUNCES

                 FIRST QUARTER 2005 CONFERENCE CALL INFORMATION

Hebron, KY; May 3, 2005: Pomeroy IT Solutions, Inc. (NASDAQ:PMRY), today announced that its first quarter earnings release conference call will be held on May 12, 2005 at 4:15 p.m. EDT. The dial in telephone number is 1-888-793-1765, passcode POMEROY, Leader Name STEVE POMEROY. The replay will be available until 4:15 p.m. EDT on May 20, 2005. The telephone number for the replay is 1-866-487-7599.

As a national solutions provider, Pomeroy provides functional outsourcing, application development, managed services in the data center and support services. The company maintains a workforce of 3,000+ skilled, technical employees with the capabilities to plan, design, implement and support all categories of its consulting, infrastructure and lifecycle solutions offerings. Pomeroy helps clients leverage IT as an enabler to increase productivity, reduce costs and improve profitability. Pomeroy has clientele across a broad spectrum of industries, governments and educational organizations. The company reported revenues of $742 million for the year ended January 5, 2005.

Company Website: www.pomeroy.com